Exhibit 107

Calculation of Filing Fee Table

F-10

(Form Type)

Algoma Steel Group Inc.

(Exact Name of Registrant

as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid

Fees Previously Paid

	Total Offering Amounts:					$ 0.00		$ 0.00

	Total Fees Previously Paid:							$ 0.00

	Total Fee Offsets:							$ 0.00

	Net Fee Due:							$ 0.00

Table 3: Combined Prospectuses

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

	Equity	Common Shares (without par value)			F-10	333-272816	06/21/2023

	Equity	Preferred Shares (without par value)			F-10	333-272816	06/21/2023

	Debt	Debt Securities			F-10	333-272816	06/21/2023

	Other	Subscription Receipts			F-10	333-272816	06/21/2023

	Other	Units			F-10	333-272816	06/21/2023

	Other	Warrants			F-10	333-272816	06/21/2023

1	Unallocated (Universal) Shelf			$945,000,000	F-10	333-272816	06/21/2023

(1)

There are being registered hereunder an indeterminate number of Common Shares (without par value), Preferred Shares (without par value), Debt Securities, Subscription Receipts, Units and Warrants or any combination thereof in one or more series (collectively, the “Securities”) of Algoma Steel Group Inc. (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance. Maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The prospectus contained herein relates to an aggregate of US$945,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$945,000,000 of unsold securities that were previously registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-272816), which became effective upon filing on June 21, 2023 (the “Prior Registration Statement”). No separate registration fee is payable with respect to such securities, as such securities were previously registered on the Prior Registration Statement.